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                         AMENDMENT TO ADVISORY AGREEMENT

      This is an Amendment (effective November 16, 1990) to that certain ADVISORY AGREEMENT (made November 16, 1990) between Lincoln National International Fund, Inc., a Maryland Corporation (the "Fund") and Lincoln National Investment Management Company (the "Adviser").

      For good and valuable consideration, the Fund and the Adviser hereby amend paragraph 7 of the Agreement, as follows:

      The figure 1-1/2% appearing on line 5 and again on line 10, in paragraph 7 of the Agreement, is hereby deleted, and the figure 2.0% is hereby substituted for it, in both instances.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment, in two counterparts (each of which shall be deemed an original), to be executed by their officers designated below as of the day and year first above written.

                                       Lincoln National International
                                        Fund, Inc.


                                       By /s/ Robert A. Nikels
                                          -------------------------------
                                          Robert A. Nikels, President

ATTEST:


/s/ J. Paul Trenary
----------------------------
Assistant Secretary

                                       Lincoln National International
                                        Management Company


                                       By /s/ Robert W. Crispin
                                          -------------------------------
                                          Robert W. Crispin, President

ATTEST:


/s/ O. Douglas Worthington
----------------------------
Assistant Secretary